Exhibit 99.1

Press Release

386) 944-5632
Contact:	Daniel E. Smith Senior Vice President, General Counsel & Corporate Secretary (386) 944-5632 dsmith@ctoreit.com

FOR IMMEDIATE RELEASE	Alpine Income Property Trust Announces Hiring of Chief Financial Officer

WINTER PARK, FL, May 31, 2024 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) announced today that Philip R. Mays has been appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective as of June 17, 2024.

Mr. Mays was most recently the Chief Financial Officer of Shadowbox Studios, from September 2021 to February 2024. Prior to that, from June 2011 to September 2021, Mr. Mays served as Chief Financial Officer and Executive Vice President of Cedar Realty Trust, Inc. (“Cedar”), a NYSE-listed retail real estate investment trust (“REIT”). His departure from Cedar coincided with Cedar’s announcement that it would explore strategic alternatives, and preceded by six months the announcement of Cedar’s sale. Before joining Cedar, Mr. Mays served as Chief Accounting Officer and Vice President of Finance of Federal Realty Investment Trust, a NYSE-listed retail REIT, from May 2005 to June 2011. Earlier in his career, Mr. Mays held various accounting and finance positions, including seven years as an accountant at Ernst & Young LLP. At Ernst & Young LLP, he supervised audits and assisted clients in real estate, construction and hospitality, including public REITs. Mr. Mays received his Bachelor of Science in Accounting and Finance from Jacksonville University. He is a member of the American Institute of Certified Public Accountants.

In addition to his position at PINE, Mr. Mays will also serve as Senior Vice President, Chief Financial Officer and Treasurer of CTO Realty Growth, Inc. (NYSE: CTO), a publicly traded REIT that is also the external manager of PINE. Mr. Mays will be based at the Company’s headquarters in Winter Park, Florida.

Upon the effectiveness of Mr. Mays’s appointment, Mr. Mays will act as the Company’s principal financial officer, and Lisa M. Vorakoun will resume her role as Senior Vice President and Chief Accounting Officer of the Company.

John P. Albright, President and CEO, stated, “We are excited to welcome Phil to the CTO and Alpine team as our Senior Vice President and Chief Financial Officer. Phil’s public REIT CFO and finance experience are a welcome addition, and we look forward to his contributions to the growth of both companies.” Mr. Albright continued, “Phil’s relationships within the retail shopping center REIT sector, including the banking, investor and research communities, will be a valuable addition to the Company and will complement the strengths of our existing executive team.”

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in first mortgage investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.